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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 31, 2000 relating to the financial statements and the financial statement schedule of The Robert Mondavi Corporation, which appears on page 12 of The Robert Mondavi Corporation's Annual Report on Form 10-K for the year ended June 30, 2000.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
San Francisco, California
June 25, 2001